UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2015

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2015, Kohl’s Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with various lenders party thereto, Bank of America, N.A., as Administrative Agent, an Issuing Bank and a Swing Line Lender, U.S. Bank National Association and Wells Fargo Bank, National Association, as Issuing Banks, Swing Line Lenders and Syndication Agents, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners.

The Credit Agreement provides for a $1.0 billion senior unsecured five-year revolving credit facility and includes, among other things, a maximum leverage ratio financial covenant and restrictions on liens and subsidiary indebtedness.  The Company may request an increase in revolving credit commitments under the facility of up to $300.0 million in certain circumstances.  Events of default under the Credit Agreement include a change of control of the Company and the Company’s default of other debt exceeding $75.0 million.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement a copy of which is attached as an exhibit to this filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Amended and Restated Credit Agreement dated as of July 1, 2015 by and among the Company, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, an Issuing Bank and a Swing Line Lender, U.S. Bank National Association and Wells Fargo Bank, National Association, as Issuing Banks, Swing Line Lenders and Syndication Agents, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2015	KOHL’S CORPORATION

By: /s/ Richard D. Schepp
Richard D. Schepp
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Credit Agreement dated as of July 1, 2015 by and among the Company, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, an Issuing Bank and a Swing Line Lender, U.S. Bank National Association and Wells Fargo Bank, National Association, as Issuing Banks, Swing Line Lenders and Syndication Agents, Morgan Stanley Senior Funding, Inc., as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Bookrunners